                                                              EXHIBIT (h)(24)(b)

                               AMENDMENT NO. 2 TO
                               SERVICES AGREEMENT

Amendment No. 2 made as of July 1, 2008, to that certain Services Agreement ("Agreement") dated November 17, 1999 and any other Amendments thereto, by and between The Dreyfus Corporation ("Dreyfus"), a New York corporation, and The United States Life Insurance Company in the City of New York ("Client"), a New York corporation. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Agreement unless the context requires otherwise.

WHEREAS, Dreyfus and Client desire to amend the Agreement in order to add Dreyfus Variable Investment Fund International Value Portfolio to Schedule A of the Agreement.

NOW, THEREFORE, Dreyfus and Client hereby agree to amend the Agreement by replacing Schedule A with the revised Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this Amendment No. 2 be effective as of July 1, 2008.

THE UNITED STATES LIFE INSURANCE COMPANY
IN THE CITY OF NEW YORK

                                         ATTEST:


By:                                      By:
    ----------------------------------       -----------------------------------
Name:                                    Name:
      --------------------------------         ---------------------------------
Title:                                   Title:
       -------------------------------          --------------------------------

                                         (Corporate Seal)


THE DREYFUS CORPORATION


By:
    ----------------------------------
Name:
      --------------------------------
Title:
       -------------------------------

                                   SCHEDULE A
                              (AS OF JULY 1, 2008)

Fund
Code   Fee   Fund Name
----   ---   ---------

174    .  %  Dreyfus Investment Portfolios - MidCap Stock Portfolio
        --
121    .  %  Dreyfus Variable Investment Fund - Developing Leaders Portfolio
        --
             (formerly Small Cap Portfolio)
       .  %  Dreyfus Variable Investment Fund - International Value Portfolio
---     --
120    .  %  Dreyfus Variable Investment Fund - Quality Bond Portfolio
        --

                                        2